Exhibit 99.1

Vonage 2017 Results Powered by 33% GAAP Business Revenue Growth; Company Continues to Execute on Its Strategic Growth Initiatives

•	2017 Consolidated Revenues of $1.0 Billion, a 5% Increase Over 2016

•	2017 Income from Operations of $59 Million, Adjusted OIBDA of $180 Million

•	Fourth Quarter Vonage Business Revenues of $134 Million, a 21% Year-Over-Year GAAP increase

•	Fourth Quarter CPaaS Revenues of $40 Million, a 50% Year-Over-Year GAAP Increase; 36% Pro-forma Increase

•	Released Vonage Business Cloud, Next-generation Proprietary Communications Platform

Holmdel, NJ, February 21, 2018 - Vonage Holdings Corp. (NYSE: VG), a business cloud communications leader, today announced results for the quarter and full year ended December 31, 2017.

Consolidated Results
“We had an excellent fourth quarter concluding a transformational year, highlighted by consolidated revenues crossing the billion dollar mark, Vonage Business becoming our majority revenue segment, and record OIBDA of $180 million,” said Vonage CEO Alan Masarek.
“In addition to our strong financial performance, we continued to innovate aggressively to transform Vonage into a differentiated business cloud communications company. Vonage’s unique offering provides better business outcomes for our customers by enabling them to operate more efficiently and engage their customers in new, more meaningful ways. Our end-to-end solution is particularly critical as cloud adoption moves up market, and larger companies undergo their own digital transformations.”
For the full year 2017, Vonage reported revenues of $1.0 billion, up from $956 million in the prior year. Income from operations was $59 million, up from $44 million in the prior year. Adjusted Operating Income Before Depreciation and Amortization ("Adjusted OIBDA")1 was $180 million, a 13% increase over the prior year. GAAP net income was a loss of $34 million or $(0.15) per share for the full year 2017, compared with $13 million or $0.06 per share in 2016. GAAP net income was impacted by a $69 million non-cash charge reflecting the impact of the Tax Cuts and Jobs Act, which is primarily associated with the re-measurement of the Company’s deferred tax balances at the 21% income tax rate. Adjusted net income2 was $67 million or $0.30 per share, up from $40 million, or $0.18 per share in the prior year.
For the fourth quarter of 2017, Vonage reported consolidated revenues of $254 million, up from $247 million in the year ago quarter. Income from operations was $23 million, up from $5 million in the prior year quarter. Adjusted OIBDA for the fourth quarter was $51 million, up from $37 million in the year ago quarter. GAAP net income was a loss of $55 million, or $(0.24) per share, down from a loss of $2 million in the prior year period, or ($0.01) per share. GAAP net income was impacted by a $69 million non-cash charge reflecting the impact of the Tax Cuts and Jobs Act as described above. Fourth quarter Adjusted net income was $21 million or $0.09 per share, up from $5 million or $0.02 per share.

Business Segment Results

•	Vonage Business revenues were $134 million, representing 53% of total revenues and 21% GAAP growth in the fourth quarter of 2017. Full year revenues increased 33% to $499 million.

•	Fourth quarter UCaaS revenues were $94 million, of which $74 million were service revenues. Service revenues increased 16% year-over-year on an organic[3] basis.

•	UCaaS revenue churn was 1.2% in the fourth quarter of 2017, flat sequentially and down from 1.4% the prior year.

•
Nexmo, the Vonage API Platform revenues were $40 million in the fourth quarter of 2017, a year-over-year increase of 36% on an organic[4] basis; full year Vonage API platform revenues were $140 million, up 39% year-over-year on an organic[4] basis.

•	The Company increased its registered developers on the Vonage API Platform to 430,000, a sequential increase of 59,000.

Other Recent Vonage Business Highlights

•
Released Vonage Business Cloud, the Company’s next-generation, proprietary cloud communications platform. Vonage Business Cloud includes advanced mobile and desktop applications as well as collaboration built on Amazon Chime. The entire platform is deployed on Amazon Web Services, enabling faster innovation and accelerated international expansion.

•	Expanded its award-winning SD-WAN solution, SmartWAN, to Vonage Business Cloud, allowing businesses to run their cloud communications using public broadband connections with Quality of Service.

•
Earned Frost & Sullivan’s Competitive Strategy Innovation and Leadership award for the Company’s ability to deliver better business outcomes for its customers through comprehensive UCaaS and CPaaS capabilities combined with extensive third-party solutions integrations.

•	Awarded FierceMarkets’ Business Services Innovation Award for the Company’s innovative, industry-leading Voice API.

Consumer Segment Results

•
Consumer revenues were $120 million in the fourth quarter, down 12% from the prior year quarter, and the fifth consecutive quarter of a lower year-over-year rate of decline in revenue. Full year 2017 revenues were $503 million, down 13%.

•	Consumer customer churn was 1.9%, flat sequentially and down from 2.2% in the year ago quarter.

•	Average revenue per line (“ARPU”) in Consumer was $26.33, up from $26.11 in the year ago period.

•	The Consumer segment ended the fourth quarter with approximately 1.5 million subscriber lines.

•	Consumer’s tenured customers, defined as those with the Company for more than two years, increased to 82% of the base. The churn rate of this tenured cohort is 1.5%.

Balance Sheet
The Company generated Adjusted OIBDA of $51 million, and Adjusted OIBDA minus Capex5 of $43 million in the fourth quarter. For the full year, the Company generated Adjusted OIBDA of $180 million and Adjusted OIBDA minus Capex of $147 million. The Company reduced debt by $90 million in 2017, resulting in a net debt to Last Twelve Months Adjusted OIBDA ratio of 1.1x. Vonage also repurchased 1.6 million shares of stock for $10 million at an average price of $5.95 under its current four-year $100 million program.

2018 Outlook
The Company’s guidance reflects the adoption of the new Revenue from Contracts with Customers (Topic 606) revenue recognition standard that is effective beginning January 1, 2018. For 2018, Vonage expects the following:

•	Consolidated revenues in the range of $1,030 million to $1,045 million

•	Vonage Business revenues in the range of $590 million to $605 million, with first quarter 2018 Vonage Business revenues expected to be in the range of $136 million to $137 million

•	Consumer revenues in the range of $435 million to $440 million reflecting the Company's continued focus on optimizing the business for cash flow

•	Consolidated Adjusted OIBDA of at least $195 million, including the impact of Topic 606, with first quarter 2018 Adjusted OIBDA in the low $40 million area.

•	Capex of approximately $35 million; Adjusted OIBDA minus capex of at least $160 million.

Conference Call and Webcast
Management will host a conference call to discuss fourth quarter and full year 2017 financial results and other matters at 8:30 AM Eastern Time. To participate, please dial (866) 807-9684. International callers should dial (412) 317-5415.

A live webcast of the event will be available on the Vonage Investor Relations site. A replay of the call and webcast will be available shortly after the conclusion of the call and may be accessed through Vonage’s Investor Relations website or by dialing (877) 344-7529 or (412) 317-0088, passcode 10116395.

(1)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP income from operations.

(2)	This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP net income.

(3)	We define organic UCaaS growth as the increase in UCaaS revenues after giving pro forma effect for the exclusion of one-time items. See Table 3 for reference.

(4)
We define organic Vonage API Platform growth as the increase in Vonage API Platform revenues after giving pro forma effect for the change in accounting treatment with respect to certain Vonage API Platform revenues being recognized on a gross rather than net basis. See Table 3 for reference.

(5)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016 (1)	2017	2016 (1)
	(unaudited)			(audited)
Statement of Operations Data:
Revenues	$254,020	$253,083	$246,763	$1,002,286	$955,621

Operating Expenses:
Cost of services (excluding depreciation and amortization of $6,811, $6,852, $7,211, $27,308, and $28,489, respectively)	97,058	96,632	88,768	378,960	321,373
Cost of goods sold	6,208	6,306	7,768	25,994	33,777
Sales and marketing	78,006	73,576	84,293	313,251	330,969
Engineering and development	7,634	6,956	7,607	29,630	29,759
General and administrative	24,126	26,811	34,043	122,537	123,304
Depreciation and amortization	18,003	18,179	19,070	72,523	72,285
	231,035	228,460	241,549	942,895	911,467
Income from operations	22,985	24,623	5,214	59,391	44,154
Other Income (expense):
Interest income	5	3	14	17	79
Interest expense	(3,483)	(3,821)	(3,565)	(14,868)	(13,042)
Other income (expense), net	322	465	(109)	1,253	(346)
	(3,156)	(3,353)	(3,660)	(13,598)	(13,309)
Income before income tax expense	19,829	21,270	1,554	45,793	30,845
Income tax expense	(75,102)	(10,668)	(3,592)	(79,726)	(17,694)
Net (loss) income	$(55,273)	$10,602	$(2,038)	$(33,933)	$13,151
Net (loss) income per common share:
Basic	$(0.24)	$0.05	$(0.01)	$(0.15)	$0.06
Diluted	$(0.24)	$0.04	$(0.01)	$(0.15)	$0.06
Weighted-average common shares outstanding:
Basic	$229,339	$227,943	$218,375	$225,311	$215,751
Diluted	229,339	242,720	218,375	225,311	231,941

(1) Revised due to the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016 (1)	2017	2016 (1)
	(unaudited)			(audited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$47,458	$47,907	$23,842	$128,058	$93,456
Net cash used in investing activities	(7,111)	(9,349)	(2,812)	(30,737)	(191,449)
Net cash (used in) provided by financing activities	(39,485)	(35,379)	(25,210)	(96,242)	68,054
Capital expenditures, intangible assets, and development of software assets	(8,061)	(9,349)	(8,767)	(33,289)	(37,734)

(1) Revised due to the adoption of new Accounting Standard Updates and the correction of prior period financial statements.

	For the years ended December 31,
	2017	2016 (1)
	(audited)	(audited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$31,360	$29,078
Marketable securities	—	601
Restricted cash	1,967	1,851
Accounts receivable, net of allowance	44,159	36,688
Inventory, net of allowance	2,971	4,116
Prepaid expenses and other current assets	30,196	29,188
Deferred customer acquisition costs, current and non-current	1,418	3,136
Property and equipment, net	46,754	48,415
Goodwill	373,764	360,363
Software, net	22,252	21,971
Intangible assets, net	173,270	199,256
Deferred tax assets	110,892	184,210
Other assets	19,678	16,793
Total assets	$858,681	$935,666
Accounts payable and accrued expenses	$115,176	$139,946
Deferred revenue, current and non-current	30,576	32,892
Total notes payable, net of debt related costs and indebtedness under revolving credit facility, including current portion	232,515	318,874
Capital lease obligations	140	3,428
Other liabilities	7,376	3,985
Total liabilities	$385,783	$499,125
Total stockholders' equity	$472,898	$436,541

(1) Revised due to the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Dollars in thousands, except per line/seat amounts)
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Revenues:
Service	$113,992	$109,483	$91,663	$419,591	$301,877
Product (1)	12,661	13,085	12,655	52,498	52,450
Service and Product	126,653	122,568	104,318	472,089	354,327
USF	7,447	6,738	6,193	26,833	22,025
Total Business Revenues	$134,100	$129,306	$110,511	$498,922	$376,352

Cost of Revenues:
Service (2)	$51,716	$50,777	$38,697	$190,934	$111,485
Product (1)	12,666	12,702	12,664	51,026	51,129
Service and Product	64,382	63,479	51,361	241,960	162,614
USF	7,447	6,738	6,193	26,833	22,036
Cost of Revenues	$71,829	$70,217	$57,554	$268,793	$184,650

Service margin %	54.6%	53.6%	57.8%	54.5%	63.1%
Gross margin % ex-USF (Service and product margin %)	49.2%	48.2%	50.8%	48.7%	54.1%
Gross margin %	46.4%	45.7%	47.9%	46.1%	50.9%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $5,169, $5,053, $5,013 for the quarters ended December 31, 2017, September 30, 2017 and December 30, 2016, respectively and $20,100 and $18,820 for the years ended December 31, 2017 and 2016, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Revenues:
Service	$107,674	$111,913	$123,114	$454,340	$522,515
Product (1)	27	94	188	525	702
Service and Product	107,701	112,007	123,302	454,865	523,217
USF	12,219	11,770	12,950	48,499	56,052
Total Business Revenues	$119,920	$123,777	$136,252	$503,364	$579,269

Cost of Revenues:
Service (2)	$17,485	$19,434	$22,834	$80,454	$100,054
Product (1)	1,733	1,517	3,198	7,208	14,394
Service and Product	19,218	20,951	26,032	87,662	114,448
USF	12,219	11,770	12,950	48,499	56,052
Cost of Revenues	$31,437	$32,721	$38,982	$136,161	$170,500

Service margin %	83.8%	82.6%	81.5%	82.3%	80.9%
Gross margin % ex-USF (Service and product margin %)	82.2%	81.3%	78.9%	80.7%	78.1%
Gross margin %	73.8%	73.6%	71.4%	72.9%	70.6%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $1,642, $1,799, $2,198 for the quarters ended December 31, 2017, September 30, 2017 and December 30, 2016, respectively and $7,208 and $9,669 for the years ended December 31, 2017 and 2016, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Revenues (1)	$134,100	$129,306	$110,511	$498,922	$376,352
Average monthly revenues per seat (2)	$43.71	$43.53	$44.65	$43.86	$44.94
Seats (at period end) (2)	727,085	709,736	638,096	727,085	638,096
Revenue churn (2)	1.2%	1.2%	1.4%	1.3%	1.4%
(1) Includes revenues of $39,885, $38,364, and $26,541, respectively, for the three months ended December 31, 2017, September 30, 2017, and December 31, 2016 and $139,665 and $58,148, respectively, for the year ended December 31, 2017 and 2016 from CPaaS, which was acquired on June 3, 2016.
(2) UCaaS only.
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Revenues	$119,920	$123,777	$136,252	$503,364	$579,269
Average monthly revenues per line	$26.33	$26.29	$26.11	$26.19	$26.43
Subscriber lines (at period end)	1,492,067	1,543,760	1,711,366	1,492,067	1,711,366
Customer churn	1.9%	1.9%	2.2%	2.0%	2.2%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP BUSINESS REVENUES TO ADJUSTED BUSINESS REVENUES
(Dollars in thousands)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Total Business revenues(1)	$134,100	$129,306	$110,511	$498,922	$376,352

Total UCaaS revenues (1)	$94,215	$90,942	$83,971	$359,257	$318,205
Early termination letter	—	—	—	—	(500)
Bad debt policy reclassification	—	—	—	—	(431)
Accounts receivable write-down	—	—	300	319	—
Adjusted total UCaaS revenues	94,215	90,942	84,271	359,576	317,274
Hosted Infrastructure Sale	—	—	(1,660)	(2,721)	(6,262)
Adjusted total UCaaS revenues	94,215	90,942	82,611	356,855	311,012
Less: Product revenues	12,661	13,085	12,655	52,498	52,450
Less: USF revenues	7,447	6,738	6,193	26,833	22,025
Adjusted total UCaaS service revenues	$74,107	$71,119	$63,763	$277,524	$236,537

Total CPaaS revenues (1)	$39,885	$38,364	$26,541	$139,665	$58,148
Nexmo pre-acquisition revenues	—	—	—	—	34,225
Pro forma CPaaS revenues	39,885	38,364	26,541	139,665	92,373
Net-to-gross revenue reporting adjustment	—	—	2,827	3,374	10,267
Adjusted total CPaaS revenues	$39,885	$38,364	$29,368	$143,039	$102,640

(1) Total Business revenues is comprised of revenues from UCaaS and CPaaS

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016	2017	2016
Income from operations	$22,985	$24,623	$5,214	$59,391	$44,154
Depreciation and amortization	18,003	18,179	19,070	72,523	72,285
Share-based expense	8,035	7,594	9,462	30,105	30,253
Acquisition related transaction and integration costs	—	15	(219)	172	4,863
Acquisition related consideration accounted for as compensation	823	886	6,813	12,782	16,780
Change in contingent consideration	—	—	(4,110)	—	(11,472)
Organizational transformation	1,101	—	—	5,101	2,435
Loss on sublease	—	—	744	—	744
Adjusted OIBDA	$50,947	$51,297	$36,974	$180,074	$160,042
Less:
Capital expenditures	$(6,125)	$(6,795)	$(6,166)	$(21,915)	$(26,146)
Intangible assets	$—	$—	$(50)	$—	$(50)
Acquisition and development of software assets	$(1,936)	$(2,554)	$(2,551)	$(11,374)	$(11,538)
Adjusted OIBDA Minus Capex	$42,886	$41,948	$28,207	$146,785	$122,308

VONAGE HOLDINGS CORP.
TABLE 5. RECONCILIATION OF GAAP NET INCOME TO
NET INCOME EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016 (1)	2017	2016 (1)
Net (loss) income	$(55,273)	$10,602	$(2,038)	$(33,933)	$13,151
Amortization of acquisition - related intangibles	9,220	9,257	8,706	36,545	32,016
Acquisition related transaction and integration costs	—	15	(219)	172	4,863
Acquisition related consideration accounted for as compensation	823	886	6,813	12,782	16,780
Change in contingent consideration	—	—	(4,110)	—	(11,472)
Organizational transformation	1,101	—	—	5,101	2,435
Loss on sublease	—	—	744	—	744
Tax impact on TCJA	69,378	—	—	69,378	—
Tax effect on adjusting items	(4,604)	(4,197)	(4,931)	(22,558)	(18,743)
Net income excluding adjustments	$20,645	$16,563	$4,965	$67,487	$39,774
Net (loss) income per common share:
Basic	$(0.24)	$0.05	$(0.01)	$(0.15)	$0.06
Diluted	$(0.24)	$0.04	$(0.01)	$(0.15)	$0.06
Weighted-average common shares outstanding:
Basic	229,339	227,943	218,375	225,311	215,751
Diluted	229,339	242,720	218,375	225,311	231,941
Net income per common share, excluding adjustments:
Basic	$0.09	$0.07	$0.02	$0.30	$0.18
Diluted	$0.08	$0.07	$0.02	$0.28	$0.17
Weighted-average common shares outstanding:
Basic	229,339	227,943	218,375	225,311	215,751
Diluted	245,725	242,720	237,670	241,933	231,941

(1) Revised due to the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 6. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2017	2017	2016 (1)	2017	2016 (1)
Net cash provided by operating activities	$47,458	$47,907	$23,842	$128,058	$93,456
Less:
Capital expenditures	(6,125)	(6,795)	(6,166)	(21,915)	(26,146)
Intangible assets	—	—	(50)	—	(50)
Acquisition and development of software assets	(1,936)	(2,554)	(2,551)	(11,374)	(11,538)
Free cash flow	$39,397	$38,558	$15,075	$94,769	$55,722

(1) Revised due to the adoption of new Accounting Standard Updates and the correction of prior period financial statements.

VONAGE HOLDINGS CORP.
TABLE 7. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	For the years ended December 31,
	2017	2016

Current maturities of capital lease obligations	$140	$3,288
Current portion of notes payable	18,750	18,750
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	213,766	300,124
Unamortized debt related costs	672	1,064
Capital lease obligations, net of current maturities	—	140
Gross debt	233,328	323,366
Less:
Unrestricted cash and marketable securities	31,360	29,679
Net debt	$201,968	$293,687

About Vonage
Vonage (NYSE: VG) is a leading provider of cloud communications services for business. Vonage transforms the way people work and businesses operate through a portfolio of cloud-based communications solutions that enable internal collaboration among employees, while also keeping companies closely connected with their customers, across any mode of communication, on any device. Vonage's API Platform provides tools for voice, messaging and phone verification services, allowing developers to embed contextual, programmable communications into mobile apps, websites and business systems, enabling enterprises to easily communicate relevant information to their customers in real time, anywhere in the world, through text messaging, chat, social media and voice. For more information, visit www.vonage.com.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, net debt (cash), free cash flow and adjusted revenues.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs and loss on sublease.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation and change in contingent consideration, organizational transformation costs and loss on sublease.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted OIBDA to the corresponding GAAP measure of income from operations due to the significant variability and difficulty in making accurate forecasts with respect to the various expenses we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.

Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items are not reflective of operating performance.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
Adjusted Revenues
Vonage uses adjusted Business revenues to illustrate the impact of one-time items for UCaaS and CPaaS revenues.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, the Company’s share repurchase plan, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the cloud communications market; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers; the risk associated with developing and maintaining effective internal sales teams and effective distribution channels; risks related to the acquisition or integration of businesses we have acquired; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third party hardware and software; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to comply with data privacy and related regulatory matters; our ability to obtain or maintain relevant intellectual property licenses; failure to protect our trademarks and internally developed software; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; reliance on third parties for our 911 services; uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our CPaaS products; the impact of governmental export controls or sanctions on our CPaaS products; our ability to establish and expand strategic alliances; risks associated with operating abroad; risks associated with the taxation of our business; risks associated with a material weakness in our internal controls; our dependence upon key personnel; governmental regulation and taxes in our international operations; liability under anti-corruption laws; our dependence on our customers' existing broadband connections; differences between our services and traditional telephone service; restrictions in our debt agreements that may limit our operating flexibility; foreign currency exchange risk; the market for our stock; our ability to obtain additional financing if required; any reinstatement of holdbacks by our credit card processors; our history of net losses and ability to achieve consistent profitability in the future; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
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